Exhibit 99.1

                                                                    News Release
TRANSACTION SYSTEMS ARCHITECTS, INC.
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077


For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

               Transaction Systems Architects Reports Fiscal 2004
                              First Quarter Results

Highlights -
  o Revenue of $74.0 million and earnings per diluted share of $.27
  o Operating income of $15.5 million; operating margin of 21 percent
  o Twelve-month revenue backlog of $231.8 million
  o Cash balance of $125.7 million
  o 15 new customers signed during the quarter
  o Fiscal 2004 revenue guidance revised from a range of $266 to $287 million to a range of $271 to $287 million
  o Fiscal 2004 EPS guidance revised from a range of $.60 to $.72 to a range of $.65 to $.77

(OMAHA, Neb. -- January 27, 2004) -- Transaction Systems Architects, Inc. (Nasdaq: TSAI), a leading global provider of enterprise e-payments and e-commerce software, reported revenues of $74.0 million for the first quarter of fiscal 2004 ending December 31, 2003, an increase of 18.4 percent over the same quarter last year. Net income for the quarter was $10.0 million, or $.27 per diluted share.

For the first quarter of fiscal 2004, revenues were comprised of software license fees of $41.2 million, maintenance fees of $21.3 million and services fees of $11.5 million. The Company's recurring revenue was $44.3 million, or 60 percent of revenue, and non-recurring revenue was $29.7 million, or 40 percent of revenue. Recurring revenue consisted of monthly license fees of $21.0 million, maintenance fees of $21.3 million and facilities management fees of $2.0 million.

Operating income was $15.5 million, with an operating margin of 21 percent, compared to operating income of $7.5 million last year, an increase of 107.5 percent.

During the quarter, the Company added 15 new customers and brought its worldwide presence to 74 countries. ACI Worldwide, the Company's largest business unit, added eight new customers during the quarter. Solutions licensed included BASE24-es(TM), BASE24(R), ACI Commerce Gateway(TM), and ACI Proactive Risk Manager(TM). ACI Worldwide also licensed capacity upgrades to five customers and licensed thirteen new applications to existing customers during the quarter.

Insession Technologies, the Company's e-infrastructure business unit, added seven new customers and licensed 13 new applications to existing customers during the quarter. IntraNet, the Company's corporate banking software provider, licensed two new applications, one capacity upgrade and entered into 11 services contracts with existing customers during the quarter.

The Company completed the first quarter of fiscal 2004 with $231.8 million in backlog, consisting of $166.2 million in recurring backlog and $65.6 million in non-recurring backlog. Recurring backlog includes monthly license fees, maintenance fees and facilities management fees specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within the next twelve months. Non-recurring backlog includes all other fees specified in executed contracts to the extent that the Company believes that recognition of the related revenue will occur within the next twelve months.

"The Company's first quarter financial results provide a strong start to fiscal 2004," said Gregory D. Derkacht, President and CEO. "We continue to believe the Company is well positioned, and we look to expand our leadership role in the e-payments market with our open-system solutions through our worldwide channels."

The Company has revised its revenue estimate for fiscal 2004 from a range of $266 million to $287 million to a range of $271 million to $287 million. The Company has revised its EPS estimate from a range of $.60 to $.72 to a range of $.65 to $.77.

The Company will provide further details regarding its financial performance for the first quarter of fiscal 2004 in a teleconference to be held Tuesday, January 27, 2004 at 4:00 pm CST. You may access a real-time audio broadcast of the teleconference at: www.tsainc.com/ir/ir.asp. The web cast will be archived for ten days after the teleconference at the same web address listed above.

About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Our products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,680 product systems in 74 countries on six continents.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include (i) the Company's recurring and non-recurring backlog, (ii) the observation that "we continue to believe the Company is well positioned, and we look to expand our leadership position in the e-payments market with our open-system solutions through our worldwide channels", and (iii) each of the Company's revenue estimate and EPS estimate for fiscal 2004.

The Company's actual results could differ materially from the results discussed in its forward-looking statements. The Company operates in a rapidly changing technological and economic environment that presents numerous risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

o The Company's calculation of backlog is based on customer contracts that exist on the date of the calculation. A number of factors may change after the date of calculation that could result in actual revenues being less than the amounts contained in backlog. The Company's customers may attempt to renegotiate or terminate their contracts due to a number of factors, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or the Company may experience delays in the development of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within the one-year period.

o The SEC Enforcement Division has issued a formal order of private investigation in connection with the Company's restatement of its prior consolidated financial statements. Although the Company has fully cooperated with the SEC in this matter and intends to continue to fully cooperate, the SEC may find that the Company has violated federal securities laws. The Company cannot predict when this investigation will be completed or what the outcome will be. If the SEC finds that the Company violated federal securities laws, the Company may face sanctions including, but not limited to, significant monetary penalties and injunctive relief. The outcome of the SEC investigation may affect the class action and derivative lawsuits that are pending. The investigation could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business.

o The Company is currently in the process of evaluating the claims made in various lawsuits filed against the Company relating to its restatement of prior consolidated financial results. The Company intends to defend these lawsuits vigorously, but cannot predict the outcome and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose these lawsuits or if they were not settled on favorable terms, the judgments or settlements could have a material adverse effect on its consolidated financial position, results of operations and cash flows.

o The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the above-described lawsuits were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and certain liabilities relating to these lawsuits, the Company's consolidated financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify and advance expenses to its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim.

o Additional related suits against the Company may be commenced in the future. The Company will fully analyze any such suits and intends to vigorously defend against them. There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business.

o New accounting standards, revised interpretations or guidance regarding existing standards, or changes in our business practices could result in future changes to the Company's revenue recognition or other accounting policies. These changes could have a material adverse effect on the Company's business, financial condition and results of operations.

o The Company is subject to income taxes, as well as non-income based taxes, in the United States and in various foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and other tax liabilities. The Company's foreign subsidiaries could face challenges from various foreign tax authorities and it is not certain that the local authorities will accept the Company's tax positions. The Company believes its tax positions comply with applicable tax law and it intends to defend its positions. Although the Company believes it has adequately provided for any probable outcome related to these matters and does not anticipate any material earnings impact from their ultimate settlement or resolution, differing positions on certain issues could be upheld by foreign tax authorities, which could adversely affect the Company's financial condition and results of operations.

o        No assurance can be given that operating results will not vary.
         Fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry. The Company's stock price may also become volatile, in part, due to the various lawsuits filed against the Company relating to its restatement of prior financial results and the announced SEC formal order of private investigation related to the Company's restatement of its prior consolidated financial statements.

o The Company has historically derived a majority of its total revenue from international operations and anticipates continuing to do so and is thereby subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

o Historically, a majority of the Company's total revenue resulted from licensing its BASE24 family of software products and providing related services and maintenance. Any reduction in demand for, or increase in competition with respect to, the BASE24 product line could have a material adverse effect on the Company's financial condition and results of operations.

o The Company has historically derived a substantial portion of its revenues from licensing of software products that operate on HP NonStop servers. Prior to its merger with HP, Compaq Computer Corporation announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor by 2004. Any reduction in demand for the HP NonStop servers or in HP's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations. The Company has not determined whether consolidation of the high-end servers, if it occurs as announced, will materially affect the Company's business, financial condition or results of operations.

o The Company's BASE24-es product is a significant new product for the Company. If the Company is unable to generate adequate sales of BASE24-es, if market acceptance of BASE24-es is delayed, or if the Company is unable to successfully deploy BASE24-es in production environments, the Company's business, financial condition and results of operations could be materially adversely affected.

o The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of the Company's products and services.

o The Company may acquire new products and services or enhance existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies. Any acquisition or investment may be subject to a number of risks, including diversion of management time and resources, disruption of the Company's ongoing business, difficulties in integrating acquisitions, dilution to existing stockholders if the Company's common stock is issued in consideration for an acquisition or investment, the incurring or assuming indebtedness or other liabilities in connection with an acquisition, and lack of familiarity with new markets, product lines and competition. The failure to manage acquisitions or investments, or successfully integrate acquisitions, could have a material adverse effect on the Company's business, financial condition and results of operations.

o To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company's products, confidentiality agreements and procedures, and trade secret and copyright laws. Despite such efforts, the Company may not be able to adequately protect its proprietary rights, and the Company's competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary.
         This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States. Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

o There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company's present and future products infringe their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company's business. A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, or require the Company to pay significant damages or even require the Company to stop selling certain products.

o The Company's software products are complex. They may contain undetected errors or failures when first introduced or as new versions are released. This may result in loss of, or delay in, market acceptance of the Company's products and a corresponding loss of sales or revenues. Customers depend upon the Company's products for mission-critical applications. Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company's business, financial condition and results of operations.


Any or all of the Company's forward-looking statements may turn out to be wrong. They may be based on inaccurate assumptions or may not account for known or unknown risks and uncertainties. Consequently, no forward-looking statement is guaranteed and the Company's actual future results may vary materially from the results expressed or implied in the Company's forward-looking statements.

The cautionary statements in this press release and any other cautionary statements that may accompany the Company's forward-looking statements, whether written or oral, expressly qualify all of the Company's forward-looking statements. In addition, the Company disclaims any obligation to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the SEC, including each of the Company's Form 10-Q filed on February 13, 2003, the Company's Form 10-Q filed on May 15, 2003, the Company's Form 10-Q filed on August 14, 2003 and the Company's Form 10-K filed on December 23, 2003.


                          FINANCIAL HIGHLIGHTS FOLLOW


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                     December 31,  September 30,
                                                         2003          2003
                                                     ------------  -------------
                                                      (Unaudited)
                                     ASSETS

Current assets:
  Cash and cash equivalents                            $ 125,684     $ 113,986
  Marketable securities                                    1,155         1,296
  Billed receivables, net                                 42,812        42,225
  Accrued receivables                                     15,284         9,592
  Recoverable income taxes                                 9,631        11,985
  Deferred income taxes, net                               8,716        10,316
  Other                                                    4,048         5,104
                                                       ---------     ---------
    Total current assets                                 207,330       194,504

Property and equipment, net                                8,883         9,405
Software, net                                              1,923         2,319
Goodwill, net                                             46,603        46,425
Deferred income taxes, net                                 9,846         9,638
Other                                                      1,457         1,609
                                                       ---------     ---------
    Total assets                                       $ 276,042     $ 263,900
                                                       =========     =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing agreements       $  14,034     $  15,493
  Accounts payable                                         4,932         6,965
  Accrued employee compensation                            9,461         9,822
  Accrued liabilities                                     11,829         9,714
  Deferred revenue                                        75,616        70,798
  Other                                                      438           628
                                                       ---------     ---------
    Total current liabilities                            116,310       113,420

Debt - financing agreements                                5,671         9,444
Deferred revenue                                          16,126        17,689
Other                                                        646           473
                                                       ---------     ---------
    Total liabilities                                    138,753       141,026
                                                       ---------     ---------

Stockholders' equity:
  Class A Common Stock                                       191           188
  Treasury stock, at cost                                (35,258)      (35,258)
  Additional paid-in capital                             242,086       235,767
  Accumulated deficit                                    (59,561)      (69,602)
  Accumulated other comprehensive loss, net              (10,169)       (8,221)
                                                       ---------     ---------
    Total stockholders' equity                           137,289       122,874
                                                       ---------     ---------
    Total liabilities and stockholders' equity         $ 276,042     $ 263,900
                                                       =========     =========



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

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited and in thousands, except per share amounts)


                                                          Three Months Ended
                                                             December 31,
                                                       -----------------------
                                                          2003          2002
                                                       ---------     ---------
Revenues:
  Software license fees                                $  41,233     $  31,330
  Maintenance fees                                        21,313        18,604
  Services                                                11,471        12,555
                                                       ---------     ---------
    Total revenues                                        74,017        62,489
                                                       ---------     ---------

Expenses:
  Cost of software license fees                            6,639         5,939
  Cost of maintenance and services                        14,979        14,808
  Research and development                                 9,433         7,950
  Selling and marketing                                   13,790        13,736
  General and administrative                              13,668        12,583
                                                       ---------     ---------
    Total expenses                                        58,509        55,016
                                                       ---------     ---------
Operating income                                          15,508         7,473
                                                       ---------     ---------

Other income (expense):
  Interest income                                            523           310
  Interest expense                                          (531)         (956)
  Other, net                                               2,205        (1,139)
                                                       ---------     ---------
    Total other income (expense)                           2,197        (1,785)
                                                       ---------     ---------
Income before income taxes                                17,705         5,688
Income tax provision                                      (7,664)       (2,693)
                                                       ---------     ---------
Net income                                             $  10,041     $   2,995
                                                       =========     =========

Earnings per share information:

  Weighted average shares outstanding:

    Basic                                                 36,382        35,437
                                                       =========     =========
    Diluted                                               37,641        35,550
                                                       =========     =========
  Earnings per share:

    Basic                                              $    0.28     $    0.08
                                                       =========     =========
    Diluted                                            $    0.27     $    0.08
                                                       =========     =========

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